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                               EXHIBIT 23.4

                     CONSENT OF INDEPENDENT GEOLOGIST


     I hereby consent to the incorporation by reference in this registration statement on Form S-3 (Amendment No. 1) of my report dated August 31, 1997, on the oil and gas reserves of the Company as of December 31, 1996 included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997. I also consent to the reference to me under the caption "Experts" in the Company's registration statement on Form S-3 (Amendment No. 1).

/S/ WALBE & ASSOCIATES, INC.

WALBE & ASSOCIATES, INC.



September 1, 1998
Charleston, West Virginia